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                                MSU Devices Inc.
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THIS AGREEMENT dated October 1, 2001, by and between MSU Devices Inc, a Delaware corporation ("MSU" or "Company") and Avinash Palaniswamy a resident of Austin, Texas ("Executive").



In consideration of the promises and the mutual covenants and agreements herein contained, the parties hereto agree as follows:



1. Subject to the terms and conditions herein, MSU hereby employs Executive as Vice President and Chief Technology Officer, with the powers and duties customarily assigned to such position. The Board of MSU may assign other duties from time to time.

2. The term of employment shall be three years, commencing on the date of this Agreement.

3.       Executive shall receive the following compensation:

         a. Executive's salary shall be $150,000/year, payable in equal monthly installments;

         b. MSU will grant Options to purchase 500,000 shares of MSU common stock. The exercise price shall be $0.25/share. These options are covered in the consulting contract under which he is currently compensated and will continue to vest monthly following the signing of this agreement;

         c. Executive will be entitled to three weeks of paid vacation in each calendar year; and

         d. Executive will participate in any incentive compensation plan and profit-sharing plan up to an amount of $75,000 per annum. The Executive will be eligible for medical plan and other benefits maintained by MSU for its executives generally.

4. MSU shall reimburse Executive for all reasonable out-of-pocket expenses incurred by him in the performance of his duties including, but not limited to, reasonable transportation, accommodation, entertainment and other expenses incurred on behalf of Company.

         The Executive will be required to move from Austin, Texas to the Dallas, Texas area as a part of his employment and as such he will be entitled to a one time payment of $15,000. Under the terms of his consulting contract he has applied the $10,000.00 contract completion bonus to relocation expense making the payment $25,000.00.


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5.       Executive agrees to devote in good faith his full business time and best efforts to his services to Company and agrees to travel to the extent necessary to perform such duties.

6. MSU or Executive shall have the right to terminate Executive's employment by serving 30 days written notice of his or its desire to terminate the employment relationship, subject to the provisions of paragraph 7 below permitting MSU to immediately discharge Executive for cause. Upon termination, MSU shall pay Executive under the 3 month Executive Termination Plan.

7. Company shall have the right to terminate Executive's employment immediately for cause upon the occurrence of any of the following events:

         a.       Executive's death or legal incapacity;

         b. Executive's failure to perform his services for a period of at least ninety (90) consecutive days because of any physical or mental health impairment, subject to applicable laws;

         c.       MSU's cessation of business;

         d. Conduct which would give adequate ground for termination for cause include, but are not limited to:

                  - Committing a material breach of any duties, including, but not limited to, Executive's repeated failure/refusal to diligently perform the provisions of this Agreement; or

                  - Conduct in a manner tending to bring Company into disrepute; or

                  - Being guilty of dishonesty and other acts of misconduct in rendering of services on behalf of Company; or

                  - Being convicted of any criminal felony or misdemeanor other than one which does not affect Company's reputation or Executive's position with the Company; or

                  - Refusing or neglecting to comply with any lawful orders or directions given to Executive by MSU's Board of Directors; or

                  - Committing an act of gross misconduct, gross negligence or willful malfeasance during the course of Executive's employment.

8. Upon termination, Executive shall be entitled to receive all compensation hereunder accrued and unpaid as of the date of termination.

9. This Agreement shall be binding upon, and shall insure to the benefit of, MSU and Executive, and their respective successors/assigns. MSU shall have the right to assign the rights hereunder to any successor in interest, whether by merger or sale of assets or otherwise.

10. On the termination of Executive's employment, howsoever caused, he must return to MSU all property belonging to MSU in his possession and must not retain or take any copies thereof without the prior written consent of Company's Board of Directors.

11. Executive warrants that the execution of this Agreement and the performance of his duties hereunder will not violate the terms of any other agreement that he is bound to, or a party to.



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12.      Company is engaged in designing and selling Internet appliances.
         Executive acknowledges that Company's business is highly specialized and the documents and information regarding the MSU's activities are highly confidential and constitute trade secrets. Executive acknowledges and agrees that his services rendered to Company have a value to Company and he has access to trade secrets and confidential information belonging to the Company, the loss of which cannot adequately be compensated by damages in an action at law.

13. During the term of Executive's employment, and following the termination of his employment with the MSU, howsoever caused, Executive shall not use for any purpose or disclose to any person or entity any confidential information acquired during the course of employment with MSU. The term "confidential information" as used in this Agreement includes, but is not limited to, records, lists and knowledge of the MSU's customers, methods of operation, processes, and trade secrets, as they may exist from time to time.

14. During the term of Executive's employment with MSU and for a period of one (1) year from the termination of his employment with MSU, howsoever caused, Executive will not directly or indirectly, own, manage, operate, control, be employed by, perform services for, consult with, solicit business for, participate in, or be connected with the ownership, management, operation or control of any business which performs services materially similar or competitive with those provided by MSU in the State of Texas.

15. During the term of Executive's employment with Company and for a period of one (1) year from the termination of his employment with Company, howsoever caused, Executive shall not, either on Executive's own account or for any person, firm, partnership, corporation or other entity (a) solicit, interfere with, or endeavor to cause any employee of Company to leave his or her employment; or (b) induce or attempt to induce any such employee to breach his or her employment agreement with Company.

16. During the term of Executive's employment with the Company and for a period of one (1) year from the termination of his employment, howsoever caused, Executive shall not solicit, induce, or attempt to induce any past or current customer of the Company with whom he has worked (a) to cease doing business in whole or in part with or through Company, or (b) to do business with any other person, firm, partnership, corporation or other entity which performs services materially similar or competitive with those provided by Company.

17. Executive acknowledges and agrees that Company will suffer irreparable injury if Executive breaches any of his obligations under paragraphs 13, 14, 15 and 16 above. Accordingly, in addition to all of the remedies otherwise available to Company, including but not limited to, recovery from Executive of damages and reasonable attorneys' fees incurred in the enforcement of this Agreement, Company shall have the right to injunctive relief to restrain and enjoins any actual or threatened breach of the provisions of paragraphs 13, 14, 15 and 16 of this Agreement. All of the Company's remedies for breach of this Agreement shall be cumulative and the pursuit of one remedy shall not be deemed to exclude any other remedies.

18. Executive has read the provisions hereof and agrees that the restrictions set forth herein are fair and reasonable and are reasonably required for the protection of the interests of MSU.



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19.      In the event of a violation by Executive of any of the provisions contained in paragraph 13, 14, 15 and 16 of this Agreement, the term of each and every covenant so violated shall be automatically extended for a period of one (1) year from the date on which Executive permanently ceases such violation, or for a period of one (1) year from the date of entry by a court of competent jurisdiction of a final order or judgment enforcing such covenant, whichever period is longer.

20. It is understood and agreed that the construction and interpretation of this Agreement shall at all times and in all respects be governed by the laws of the State of Texas, except its conflict of law rules, which are deemed to be inapplicable herein. All disputes concerning the application or enforcement of this Agreement shall, if necessary, be tried in a court of competent jurisdiction in the State of Texas or the United States District Court for the Northern District of Texas. The parties hereby consent to the personal jurisdiction of the courts of the State of Texas and the United States District Court for the Northern District of Texas.

21. The provisions of this Agreement shall be deemed severable, and the invalidity or unenforceability of any one or more of the provisions hereof shall not affect the validity or enforceability of any one or more of the other provisions hereof.

22. This Agreement contains the entire agreement and understanding by and between the Company and Executive with respect to the covenants contained herein, and no representations, promises, agreements or understandings, written or oral, not herein contained shall be of any force or effect. No change or modification hereof shall be valid or binding unless the same is in writing and signed by both parties. No valid waiver of any provision shall be deemed a waiver of any other provision of this Agreement at such time or will be deemed a valid waiver of such provision at any other time.



IN WITNESS WHEREOF, Company and Executive have duly executed this Agreement as of the day and year first written above.




MSU Corporation                             Executive

By:                                         By:
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       Name: D. Bruce Walter                      Name: Avinash Palaniswamy



Date:                                       Date:
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